Exhibit 10.2

QUANTUM COMPUTING INC.

215 Depot Court, SE
Leesburg, VA 20175

March 1, 2018

Mr. Christopher Roberts

1014 Priory Place

McLean, VA 22101

Re:	Consulting Services Agreement

Dear Mr. Roberts:

This letter agreement (this “Agreement”) sets forth the terms and conditions whereby you agree to provide certain services to Quantum Computing Inc. a Delaware corporation (the “Company”).

1. SERVICES.

(a) The Company hereby engages you, and you hereby accept such engagement, as an independent contractor to provide certain services to the Company and its subsidiaries on the terms and conditions set forth in this Agreement. Specifically, you will provide financial and accounting and business strategy services (the “Services”) to the Company and its subsidiaries, including assisting with the preparation and compilation of the consolidated financial statements of the Company and its subsidiaries and its reports filed with the U.S. Securities & Exchange Commission and any stock exchange on which the Company’s securities are listed, assisting with any financial and accounting due diligence investigation for any potential acquisitions by the Company, and to generally assist with other financial, accounting and business strategy matters.

(b) The Company shall not control the manner or means by which you perform the Services, including the time and place you perform the Services. You shall furnish, at your own expense, the equipment, supplies, and other materials used to perform the Services. The Company shall provide you with access to its premises and equipment to the extent necessary for the performance of the Services.

(c) Your primary contact for the Services and other matters under this Agreement will be the Company’s President, currently Robert Liscouski, who will have authority on behalf of the Company to make all determinations and take all actions on behalf of the Company under this Agreement.

2. TERMINATION. This Agreement may be terminated by either party at will, for any reason or no reason, on fourteen (14) days’ prior written notice. Each party’s obligations under this Agreement, including your obligations under including Sections 5, 7 and 9 and the Company’s payment obligations, shall survive the termination of this Agreement, regardless of the manner or nature of such termination, and shall be binding upon each party and its heirs, executors, administrators and successors. The termination of this Agreement and the expiration of any restricted periods under this Agreement that apply thereafter will not relieve a party of any obligation or liability arising from any breach by such party of this Agreement during the term or such restricted period.

3. FEES AND EXPENSES. As full compensation for the Services the Company shall pay you fees of One Hundred Fifty U.S. Dollars ($150.00) per hour (the “Fees”). You acknowledge that you will receive an IRS Form 1099-MISC from the Company, and that you shall be solely responsible for all federal, state, and local taxes on all fees paid under this Agreement. The Company agrees to reimburse you for your reasonable documented out-of-pocket travel and meal expenses incurred in connection with the provision of the Services hereunder and that are approved in advance by the Company (the “Expenses”). The Company shall pay all undisputed Fees and Expenses within twenty (20) days after the Company’s receipt of an invoice submitted by you.

4. RELATIONSHIP OF THE PARTIES. You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee, or agency relationship between you and the Company for any purpose You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. Without limiting the foregoing, you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining worker’s compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by you in connection with the performance of the Services shall be your employees or contractors and you shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

5. CONFIDENTIALITY AND BUSINESS OPPORTUNITIES.

(a) You acknowledge that you will have access to the confidential and proprietary information of the Company and its subsidiaries, including trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, its affiliates or their respective suppliers or customers, as well as information regarding the status of the receivership of the Company and any potential business combination targets that the Company may seek, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Confidential Information also includes any information disclosed by third parties, including any potential acquisition, merger or other business combination target or partner of the Company or its affiliates, to the extent that the Company or its affiliate has an obligation of confidentiality in connection therewith. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) is or becomes generally available to the public other than through your breach of this Agreement; (ii) is communicated to you by a third party (other than the Company or its affiliates or their respective agents or representatives) that had no confidentiality obligations with respect to such information; or (iii) is developed by you independently and without reference to the Confidential Information (as can be demonstrated by the records and files in your possession).

(b) You agree to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. You shall notify the Company immediately in the event you become aware of any loss or disclosure of any Confidential Information in violation of this Agreement.

(c) Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency; provided that (i) the Company is given reasonable prior written notice, (ii) you cooperate with any reasonable request of the Company or its affiliates to seek to prevent or narrow such disclosure and (iii) if after compliance with clauses (i) and (ii) such disclosure is still required, you only disclose such portion of the Confidential Information that is expressly required to be disclosed by such law, regulation or order, as it may be subsequently narrowed.

(d) Upon termination of this Agreement for any reason, or at any other time upon the Company’s written request, you shall, within seven (7) days after such termination: (i) deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Confidential Information; (ii) permanently erase all of the Confidential Information from your computer systems; and (iii) certify in writing to the Company that you have complied with the requirements of this clause.

(e) Notwithstanding any other provision of this Agreement, during the term of this Agreement and for a period of twelve (12) months thereafter, you may not usurp or divert any business or corporate opportunity of the Company or its subsidiaries or, other than in the performance of the Services during the term, disclose the identity of any actual or potential merger, acquisition or other business combination target or partner of the Company or its affiliates to anyone.

6. NOTICE OF IMMUNITY UNDER THE ECONOMIC ESPIONAGE ACT OF 1996, AS AMENDED BY THE DEFEND TRADE SECRETS ACT OF 2016. Notwithstanding any other provision of this Agreement, you will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order.

7. WORKS FOR HIRE. As used herein, “Intellectual Property” means any invention, concept, design, work, plan, product, equipment, idea, improvement, patent, patent application, copyright, copyright application, work of authorship, mask work, any trademark, service mark, trade dress, brand name, business name or logo (including, in each case, appurtenant goodwill), trade secret, Confidential Information, method, internet domain name, hamlet domain name registration, web site, web page, computer program, software (whether source code or object code), system design, hardware, manual, manuscript, or other documentation, or other thing, tangible or intangible, stored or saved in any medium now or heretofore known, or any improvements thereof which is, was or will be: (i) made, developed or conceived, wholly or partially, solely by you or jointly with others in the provision of the Services hereunder; or (ii) conceived, created or developed by you, wholly or partially and/or alone or with others, using the facilities, properties, equipment or other resources of the Company or its affiliates. The parties hereto expressly agree that any such Intellectual Property shall be considered a work made for hire, and that all such Intellectual Property belongs to and shall be the sole and exclusive property of the Company (or its designee or successor or assign). To the extent that any such Intellectual Property is deemed not to be a work made for hire, you hereby irrevocably grant, assign, transfer, and convey to the Company or its designee, successors or assigns all rights, title, and interest in and to all Intellectual Property, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement of the Intellectual Property, and in and to all rights corresponding to the foregoing throughout the world. If the Intellectual Property is one to which the provisions of 17 U.S.C. § 106A apply, you hereby waive and appoint the Company to assert on your behalf your moral rights or any equivalent rights regarding the form or extent of any alteration to the Intellectual Property (including removal or destruction) or the making of any derivative works based on the Intellectual Property, including photographs, drawings or other visual reproductions or the Intellectual Property, in any medium, for the Company’s purposes. You further agree that, during and at any time after the term, you shall execute any and all further documents necessary or advisable to effectuate such assignment solely to the Company or its nominees, and shall cooperate in every lawful fashion to effectuate such assignment.

8. REPRESENTATIONS AND WARRANTIES.

(a) You represent, warrant and covenant to the Company that: (i) you have the right to enter into this Agreement and to perform fully all of your obligations in this Agreement; (ii) your entering into this Agreement with the Company and your performance of the Services do not and will not conflict with or result in any breach or default wider any other agreement to which you are subject; (iii) you have the required skill, experience, and qualifications to perform the Services; (iv) you shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and you shall devote sufficient resources and your best efforts to ensure that the Services are performed in a timely, professional and reliable manner; (v) you shall perform the Services in compliance with all applicable federal, state, local and foreign laws and regulations; and (vi) you shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

(b) The Company hereby represents and warrants to you that: (i) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder, subject to any approvals required by the Bankruptcy Court; and (ii) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action.

9. INDEMNIFICATION.

(a) The Company shall defend, indemnify, and hold harmless you from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees and costs) (“Losses”) paid, suffered or incurred by you to the extent caused by, arising out of or resulting from a breach or violation of this Agreement by the Company.

(b) You shall defend, indemnify, and hold harmless the Company and its affiliates and their respective officers, directors, employees, agents, successors, and assigns from and against all Losses paid, suffered or incurred by any of them to the extent caused by, arising out of or resulting from: (i) negligent acts or omissions. willful misconduct or malfeasance in the performance of the Services hereunder, (ii) a breach or violation of this Agreement by you or (iii) any national, federal, state, provincial, municipal or other governmental authority challenging your classification as an independent contractor of the Company rather than an employee or that all or any portion of the amounts paid to you by the Company are subject to income taxes or any other employment-related taxes.

10. OTHER BUSINESS ACTIVITIES. You may be engaged or employed in any other business, trade, profession, or other activity which does not place you in a conflict of interest with the Company or otherwise violate the provisions of this Agreement, including any of your obligations under Sections 5, 7 or 8(a).

11. ASSIGNMENT. You shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void ab initio. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

12. MISCELLANEOUS.

(a) All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with affirmative confirmation of receipt), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (i) the receiving party has received the Notice and (ii) the party giving the Notice has complied with the requirements of this Section.

(b) This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(c) Except as otherwise provided herein or by applicable law, this Agreement may not be amended or changed in any respect, except by a written agreement executed by both parties hereto. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party (including any third party beneficiary) in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(d) This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule. Each party irrevocably submits to the exclusive jurisdiction and venue of (i), during the period of the Company Receivership, the Bankruptcy Court, and (ii) after the entry of a final decree by the Bankruptcy Court closing the Company Case, the federal and state courts located in Fairfax or Alexandria County, Commonwealth of Virginia (or any appellate courts thereof) in any legal suit, action, or proceeding arising out of or based upon this Agreement or the Services provided hereunder, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement.

(e) If any term or provision of this Agreement, is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term, or provision in any other jurisdiction. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

(f) You acknowledge and agree that irreparable injury may result to the Company or its affiliates if you breach any of the terms of this Agreement, including Sections 5 and 7 hereof, and that the Company and its affiliates may have no adequate remedy at law. You accordingly agrees that in the event of any actual or threatened breach or non-performance by you of this Agreement, including Sections 5 and 7 hereof, the Company and its affiliates will be entitled to injunctive and other equitable relief from any court of competent jurisdiction, without the necessity of showing actual monetary damages or the posting of a bond or other security. All remedies provided for in this Agreement are cumulative of all other remedies existing at law or in equity, and nothing contained herein shall be construed as prohibiting the Company or its affiliates from pursuing any other remedies available to it for any breach or threatened breach by you, including the recovery of damages. The non-prevailing party to any litigation, action or other legal proceeding that is determined Under this Agreement will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(g) The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others. In this Agreement, the singular includes the plural and the plural the singular. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; and (ii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement.

(h) The parties hereto agree that each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

(i) This Agreement may be executed in multiple counterparts and by facsimile signature (including via pdf or other electronic document transmission), each of which shall be deemed an original and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

QUANTUM COMPUTING INC.

By:	/s/ Robert Lisocuski
Name:	Robert Liscouski
Title:	CEO

Accepted and agreed effective as of the date first set forth above.

/s/ Christopher Roberts
Christopher Roberts

[Signature Page to Services Agreement]